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Exhibit 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 29, 2003, except for paragraphs one through five of Note 17, as to which the date is November 13, 2003 and paragraph six of Note 17, as to which the date is March 9, 2004, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Dollar Financial Corp.

/s/ ERNST & YOUNG LLP
Philadelphia, Pennsylvania
March 11, 2004

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Consent of Independent Auditors